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                                                             EXHIBIT (h)(11)(c)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

   This Amendment to the Fund Participation Agreement ("Agreement") is made by and between Neuberger Berman Management Inc. ("NB Management"), a New York corporation, Neuberger Berman Advisers Management Trust ("Trust"), a Delaware business trust, and American General Life Insurance Company ("Life Company"), a life insurance company organized under the laws of the State of Texas.

   WHEREAS, the Life Company has previously entered into a Sales Agreement ("Sales Agreement") dated July 7, 1994 with the Former Trust (as defined below) and NB Management (under its former name, Neuberger & Berman Management Incorporated) regarding the purchase of shares of the Trust by Life Company;

   WHEREAS, the Life Company entered into an Assignment and Modification Agreement dated May 1, 1995 with Neuberger & Berman Advisers Management Trust ("Former Trust"), a Massachusetts business trust, Trust, Advisers Managers Trust ("Managers Trust") and NB Management regarding the reorganization in which the Former Trust was converted into the Trust and the renaming of the Sales Agreement to Fund Participation Agreement;

   WHEREAS, in May 2000, in connection with the elimination of the master-feeder structure in which the Trust, through its series, had invested all of its net investable assets in corresponding series of Managers Trust, Managers Trust ceased investment operations and was dissolved;

   WHEREAS, Life Company, Trust, and NB Management have reached an agreement to revise Section 1 of the Agreement to add an Appendix thereto in order to designate the Separate Accounts of the Life Company; and

   WHEREAS, Life Company, Trust and NB Management have reached an agreement to delete Appendix A to the Agreement in its entirety and replace it with the Appendix A attached hereto.

   NOW, THEREFORE, in consideration of their mutual promises, Life Company, Trust, and NB Management agree as follows:

1. Section 1 is deleted in its entirety and replaced by the following:

   "1. TRUST will make available to the designated Separate Accounts of LIFE COMPANY as set forth in Appendix B hereto shares of the selected Portfolios for investment of purchase payments of variable contracts allocated to the designated Separate Accounts as provided in the TRUST's Prospectus."

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2. Appendix B is added hereto in order to designate the Separate Accounts of the Life Company.

3. Appendix A is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

4. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

   Executed and effective the ____ day of __________, 20__.

                                         AMERICAN GENERAL LIFE INSURANCE
                                         COMPANY

Attest:                                  By:
        -------------------------------         -------------------------------
                                         Title:
                                                -------------------------------

                                         NEUBERGER BERMAN ADVISERS
                                         MANAGEMENT TRUST
                                         (a Delaware business trust)

Attest:                                  By:
        -------------------------------         -------------------------------
                                         Title:
                                                -------------------------------

                                         NEUBERGER BERMAN MANAGEMENT INC.

Attest:                                  By:
        -------------------------------         -------------------------------
                                         Title:
                                                -------------------------------

                                     - 2 -

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                                  APPENDIX A

Balanced Portfolio
Mid-Cap Growth Portfolio
Partners Portfolio

                                     - 3 -

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                                  APPENDIX B

Separate Accounts

American General Life Insurance Company Separate Account VL-R

American General Life Insurance Company Separate Account D

                                     - 4 -